Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2022, except for Note 1 (Restatement of Previously Issued Financial Statements) and Note 14 to which the date is November 10, 2022 appearing in the Amendment No. 1 to the Company’s Annual Report on Form 20-F/A relating to the consolidated financial statements of Genius Sports Limited (“the Company”) for the year ended December 31, 2021.

/s/ WithumSmith+Brown, PC

New York, New York

December 30, 2022